UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Prox Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NORTH EUROPEAN OIL ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1)0-11.

NORTH EUROPEAN OIL ROYALTY TRUST
5 North Lincoln Street
Keene, New Hampshire 03431
(732) 741-4008

NOTICE OF ANNUAL MEETING OF UNIT OWNERS
February 17, 2026
To the Unit Owners of
NORTH EUROPEAN OIL ROYALTY TRUST:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”), pursuant to Article 14 of its Agreement of Trust will be held on February 17, 2026 beginning at 11:00 a.m. EST via Zoom link as further detailed in the box immediately below.
Owners who cannot attend in person may observe the annual meeting and ask questions during the question period by using the following Zoom link, https://us02web.zoom.us/j/81979608232. When you enter the meeting you will be muted. At the start of the question period if you wish to pose a question, please click on the “Participants” button at the bottom of the Zoom screen. A window will open to the right. Click on the “…” at the bottom of the window and click “Raise Hand.” You will then be called on to unmute yourself and pose your question.
The Annual Meeting is convened for the following purposes:
(1)
To elect four persons named in the accompanying proxy statement as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified (“Proposal One”).

(2)	To consider an advisory vote on compensation of the Trust’s Managing Director (“Proposal Two”).
(3)	To transact such other business as may properly come before the meeting.
The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 31, 2025 will be entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE TRUSTEES:

NANCY J. FLOYD PRUE
Managing Trustee

January 7, 2026
We encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your units may be represented at the meeting.
Brokers may not vote your units on the election of Trustees in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNIT OWNER MEETING TO BE HELD ON February 17, 2026:
We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our unit owners a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended October 31, 2025 (“fiscal 2025”), via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and the accompanying materials available to our stockholders on or about January 8, 2026.
The Proxy Statement and the 2025 Annual Report on Form 10-K are available at www.proxyvote.com. Enter the 16-digit control number located on the proxy card and click “Continue to Vote.”
Unit owners are urged to sign and return their proxies without delay.

NORTH EUROPEAN OIL ROYALTY TRUST
5 North Lincoln Street
Keene, New Hampshire 03431
(732) 741-4008
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”) to be used at the Annual Meeting of Unit Owners to be held on Tuesday, February 17, 2026 and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Unit Owners. Only unit owners of record at the close of business on December 31, 2025 will be entitled to vote at such meeting. Proxies properly executed and received in time will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust (“units”) will be voted for Proposals One and Two. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.
Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. The proxy materials will be mailed to unit owners on or about January 8, 2026.
The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. There were 9,190,590 units of the Trust outstanding on December 31, 2025. This number of units represents all authorized units. Each unit owner is entitled to one vote for each unit he or she holds or represents. Any number of units represented by proxy will constitute a quorum for all purposes at the annual meeting.
The affirmative vote of a majority of units represented by proxy at the annual meeting is required to elect a Trustee of the Trust. Regarding the election of Trustees, votes may be made “for,” “against” or “abstain” with respect to all or certain nominees. Abstention votes will be counted as present for purposes of the election of Trustees and will have the same effect as a vote “against” such election.
With respect to Proposal Two, votes may be made “for,” “against” or “abstain” to approve, on an advisory basis, the compensation of the Managing Director. Because your votes are advisory on this proposal, they will not be binding on the Trustees or the Trust. However, the Trustees and the Compensation Committee of the Trustees of North European Oil Royalty Trust (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding the Managing Director’s compensation.
In the event of a broker non-vote with respect to any issue coming before the annual meeting, such non-voting units will not be deemed present as to that issue for purposes of determining the total number of units represented by proxy. A “broker non-vote” occurs if a broker or other nominee who is entitled to vote units on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange (the “NYSE”), brokers may vote a client’s proxy at their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client’s proxy without voting instructions on “non-discretionary” items. According to the rules of the NYSE, Proposals One and Two are considered “non-discretionary” items and brokers may not vote your units on any of these proposals in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.
The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

PROPOSAL ONE: ELECTION OF TRUSTEES
The Trustees recommend a vote for the election of the four individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.
Nominees for Election as Trustees
The following sets forth certain information about the nominees for election as Trustees, including a description of the specific experience, qualifications, attributes or skills that led to the conclusion that, given the nature and structure of the Trust, the named person should serve as a Trustee. For further information, see “--Governance and Nominations--Nominations” below. Other than the Trust itself, none of the corporations or organizations with which the nominees are affiliated is a parent, subsidiary or other affiliate of the Trust.
Nancy J. Floyd Prue, 71, is an active investor, a Chartered Financial Analyst, and an attorney. Ms. Floyd Prue retired from Adams Funds in 2017 where she was a member of the executive team managing $2.7 billion in two closed-ends funds. During her 35 years with Adams Funds, Ms. Floyd Prue served as President and Senior Portfolio Manager of Adams Natural Resources Fund where she specialized in oil and gas investments. Ms. Floyd Prue is a former President and a director of the National Association of Petroleum Investment Analysts. Ms. Floyd Prue has been a Trustee since March 15, 2018 and has served in a non-executive capacity as Managing Trustee since March 13, 2023. She is currently the Vice Chair of the Keswick Multi-Care Board and is a member of the Board of Directors of Keswick Foundation, both non-profit orgaizations.
Andrew S. Borodach, 57, is the Vice President with Prudential Financial, Head of its Transactional Law Group and Chief Counsel M&A. Mr. Borodach has been with Prudential for six years and has more than twenty-five years of experience as a transactional lawyer, with a strong financial services and insurance background and a focus on cross-border M&A activity. He has extensive global operational experience and broad regulatory, corporate governance and risk management experience. Mr. Borodach was appointed to the position of Trustee on October 1, 2024.
Ahron H. Haspel, 82, is an active investor, an attorney, and a Certified Public Accountant specializing in the tax area. He retired from Jones Day in 2012 where he served as a partner specializing in the mergers and acquisition area. Prior to joining Jones Day, he was a senior partner at KPMG where he served on the firm’s board of directors, audit committee, and other leadership positions. Throughout his career, Mr. Haspel has worked extensively with oil and gas companies as well other natural resource companies. Mr. Haspel has been a Trustee and Chairperson of the Audit Committee and Compensation Committee since November 2, 2017. He is presently a member of the board of directors of Hanover Bank Corp. where he serves as Chairperson of the audit committee.
Richard P. Howard, 79, remains an active investor after a 47+ year professional career as either an analyst or portfolio manager with CIGNA, Fidelity Management & Research, T. Rowe Price and Prospector Partners. He was a 50-year charter member of the National Association of Petroleum Investment Analysts and a Chartered Financial Analyst. He is a retired director of the One Beacon Insurance Company and a past Chairperson of the Quinnipiac University Board of Trustees. Mr. Howard was appointed to the position of Trustee on October 1, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unit Ownership of Trustees and Executive Officers
The following table sets forth the number of units beneficially owned as of November 28, 2025 by each current Trustee and/or nominee for Trustee, the individual named in the summary compensation table set forth below under “Executive Compensation,” and all current Trustees and executive officers as a group.

Name and Position of Beneficial Owner	Number of Units Beneficially Owned	Percentage Beneficially Owned(1)
Nancy J. Floyd Prue, Managing Trustee	7,000	*
Andrew S. Borodach, Trustee	0	*
Ahron H. Haspel, Trustee	21,000	*
Richard P. Howard, Trustee	275,000	3.0%
Lawrence A. Kobrin(2)(3)	1,900	*
John R. Van Kirk, Managing Director(4)	13,350	*
All current Trustees and executive officers as a group (6 persons)	318,250	3.5%

*	Less than one percent
(1)
Percentage computations are based upon all outstanding units. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed.

(2)	Includes 500 units owned by Mr. Kobrin’s wife, in which units he disclaims beneficial interest.
(3)	Mr. Kobrin, a current Trustee and Clerk of the Trustees, is not up for renomination at the Annual Meeting and his term will expire on the date of the Annual Meeting.
(4)	Mr. Van Kirk, 73, has been the Managing Director of the Trust since 1990.
Other Unit Ownership
The Trust is unaware of any individual or entity who beneficially owned more than 5% of the Trust’s outstanding units as of the date above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
There is only one executive officer of the Trust, its Managing Director. The Compensation Committee is responsible for recommending to the Trustees for approval all aspects of the compensation of the Managing Director.
The Trust is a passive fixed investment trust which holds overriding royalty rights, receives income under those rights from certain operating companies, pays its expenses and distributes the remaining net funds to its unit owners. The Trust does not engage in any business or extractive operations of any kind in the areas over which it holds royalty rights and is precluded from engaging in such activities by the Trust Agreement. The Trust’s financial results are determined primarily by factors not within the control of its executive or the Trustees, including energy prices in Europe, currency exchange rates, and the operating companies’ production and sales levels. Given the nature of the Trust and the inability of the Managing Director to affect royalty income, the Compensation Committee sets the Managing Director’s compensation based on the skills and experience required in managing the Trust’s administrative and financial affairs, and the outcome of advisory votes of the unit owners (including the voting results with regard to Proposal Two in this proxy statement) regarding such compensation.
The compensation package for the Managing Director consists of a base salary and, on occasion, a cash bonus. No long-term incentive compensation has been paid and, because of the format of the Trust, no equity-based compensation can be made available. Lacking a traditional 401(k) or its equivalent, in 2007, the Trust established a savings incentive match plan for employees (SIMPLE IRA) that is available to both employees of the Trust, one of whom is the Managing Director. The Trustees have authorized the making of contributions by the Trust to the accounts of employees, on a matching basis, of up to 3% of cash compensation paid to each such employee.
For fiscal 2025, the Managing Director’s total compensation was $152,615, including a salary of $148,170 and the Trust’s matching 3% contribution of $4,445 to a SIMPLE IRA. For fiscal 2026, the Managing Director’s total compensation is currently set at $153,336, including a salary of $148,870 and the Trust’s matching 3% contribution of $4,466 to a SIMPLE IRA.
The Trust does not maintain any severance or change of control plans or any employment contracts. As a result, the Managing Director is not entitled to receive any severance or other benefits in the case of a termination event or a change of control. The Trust does not have any formal unit ownership requirements or guidelines.
Although the Trust does not engage in any formal benchmarking, as a means of testing its judgment, the Compensation Committee has, from time to time, explored the costs of alternate or substitute performance of the management functions by a corporate service firm or similar entity and found that the fees to be charged by such entities to perform these functions would be more costly to the Trust and the unit owners and probably less effective.
The compensation of the Trustees is set by the Trust Agreement based on the application of a formula with respect to gross royalties and interest. The Compensation Committee is responsible for recommending to the Trustees for approval any additional compensation to Trustees for serving in roles such as the Managing Trustee (a non-executive position), a committee chair or the clerk of the Trustees. For these additional roles, the experience gained both during the length of their service with the Trust and their roles and experience outside the Trust as well as the time and responsibility involved in these added roles are considered in setting the additional compensation. See “Trustee Compensation” below. The Compensation Committee has not historically retained any compensation consultants to assist it in this process and has not done so currently.
Summary Compensation Table
Set forth below is a table summarizing the compensation of the Managing Director (the only executive officer of the Trust) for fiscal 2025 and 2024.

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Total Compensation ($)
John R. Van Kirk - Managing Director	2025	$148,170	$4,445	$152,615
	2024	$144,420	$4,333	$148,753

Pay Versus Performance
The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Trust’s compensation philosophy, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Fiscal Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based on: Total Unit Owner Return(4)	Net Income
2025	$152,615	$152,615	n/a	n/a	$55	$7,938,920
2024	$148,753	$148,753	n/a	n/a	$40	$5,057,813
2023	$145,318	$145,318	n/a	n/a	$80	$21,173,515

(1)	For each of the years presented, the principal executive officer was John R. Van Kirk, Managing Director.
(2)	Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. For each of the years presented, there were no adjustments made.
(3)	For each of the years presented, there were no non-PEO named executive officers.
(4)	Assumes $100 invested in Trust units of beneficial interest on October 31, 2022.
Relationship Between “Compensation Actually Paid” and Total Unit Owner Return
The Trust’s cumulative total unit owner return was $80 in fiscal 2023 and $55 in fiscal 2025, a decrease of 31.2% over the period. Mr. Van Kirk’s “compensation actually paid” was $145,318 in fiscal 2023 and $152,615 in fiscal 2025, a 5.0% increase over the period.
Relationship Between “Compensation Actually Paid” and Net Income
The Trust’s net income was $21.2 million in fiscal 2023 and $7.9 million in fiscal 2025, a 62.7% decrease over the period. Mr. Van Kirk’s “compensation actually paid” was $145,318 in fiscal 2023 and $152,615 in fiscal 2025, a 5.0% increase over the period.
Trustee Compensation
Set forth below is a table summarizing the compensation paid to the Trustees during fiscal 2025.

Name	Trustee Fees Paid ($)	All Other Compensation ($)	Total Compensation ($)
Nancy J. Floyd Prue - Managing Trustee	$52,683	$0	$52,683
Andrew S. Borodach - Trustee	$11,763	$0	$11,763
Ahron H. Haspel - Trustee, Audit Committee Chairperson	$32,683	$0	$32,683
Richard P. Howard - Trustee	$11,763	$0	$11,763
Lawrence A. Kobrin - Trustee, Clerk of the Trustees(1)	$32,683	$0	$32,683

(1)	Mr. Kobrin, a current Trustee and Clerk of the Trustees, is not up for renomination at the Annual Meeting and his term will expire on the date of the Annual Meeting.
Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust’s predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust (with Trustees entitled to receive reasonable additional compensation for service not expected of Trustee thereunder). Based upon this formula, for the entire fiscal year each Trustee was paid a fee of $12,683 during fiscal 2025. Andrew S. Borodach and Richard P. Howard were appointed as Trustees effective October 1, 2024 and received prorated fees of $11,763 during fiscal 2025.
Compensation for additional services provided to the Trust may be recommended by the Compensation Committee for approval by the Trustees. The Trustees set the additional compensation for: (i) the Managing Trustee at an annual rate of $40,000; (ii) the Clerk of the Trustees at an annual rate of $20,000; and (iii) the Chairperson of the Audit Committee of the Trustees of North European Oil Royalty Trust (the “Audit Committee”) at an annual rate of $20,000.

Based on the expanded responsibilities, risks and requirements facing the Trustees as a result of growing regulation to which the Trust has become subject over time as a publicly traded company, and pursuant to the provisions of the Trust Agreement, starting in fiscal 2025 the yearly fee for Trustees has been adjusted to the greater of (x) 0.2% of the gross royalties and interest received during the year by the Trust and (y) $20,000 per year, in each case with Trustees entitled to receive reasonable additional compensation for service not expected of him as a Trustee thereunder.
The Trustees are reimbursed for reasonable expenses incurred for meetings of the Trustees and other required services performed on behalf of the Trust. The Trustees do not receive, either directly or indirectly, securities or property, retirement or insurance benefits or personal benefits or other similar forms of compensation.

TRANSACTIONS WITH RELATED PERSONS
Transactions with Related Persons
It is the Trust’s policy to enter into or ratify transactions with related persons (as defined in Item 404 of Regulation S-K) only when the Trustees determine that the transactions in question is in, or is not inconsistent with, the best interests of the Trust and its unit owners. In making such determinations, the Trustees shall consider all of the relevant facts and circumstances available to the Trustees, including (if applicable): the benefits to the Trust; the impact on a Trustee’s and/or management’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to covered persons generally. No Trustee and/or management shall participate in any review, consideration or approval of any transactions with related persons with respect to which such Trustee and/or management or any of their immediate family members is the related person.
The following transactions with related persons occurred since the beginning of fiscal 2024.
John R. Van Kirk, the Managing Director of the Trust, provided office space and office services to the Trust at cost. During fiscal 2025 and 2024 respectively, the Trust reimbursed him a total of $11,016 and $8,785. With the shift to a virtual office, John R. Van Kirk is reimbursed at cost for any office services he provides to the Trust.

AUDIT COMMITTEE
All Trustees, with the exception of Andrew S. Borodach, constitute the Audit Committee. The Audit Committee meets the definition of an audit committee set forth in Section 3(a)(58)(A) of the Exchange Act of 1934. All the members of the Audit Committee are “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of NYSE. The Trustees have determined that Ahron H. Haspel, Richard P. Howard, and Nancy J. Floyd Prue are “audit committee financial experts,” as the term is defined in the SEC rules. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee, which is available on the Trust’s website, http://neort.com/governance.html.
Pursuant to the Audit Committee Charter and the requirements of the SEC, the Audit Committee has provided the following report for inclusion in this proxy statement:
Report of the Audit Committee of the Trustees of North European Oil Royalty Trust
The undersigned constitute the members of the Audit Committee. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust’s fiscal year ended October 31, 2025, the Audit Committee reports as follows:
1.
The Audit Committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2025 with the Managing Director of the Trust, constituting its ongoing management.

2.
The Audit Committee has discussed with representatives of Forvis Mazars, LLP, the independent registered public accounting firm of the Trust, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

3.
The Audit Committee has received the written disclosures and the letter from Forvis Mazars, LLP, the independent registered public accounting firm of the Trust required by applicable requirements of the PCAOB regarding Forvis Mazars, LLP’s communications with the Audit Committee concerning independence, and has discussed with Forvis Mazars, LLP their independence.

4.
Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 for filing with the SEC.

Ahron H. Haspel, Chairman  Nancy J. Floyd Prue  Richard P. Howard  Lawrence A. Kobrin

AUDITOR MATTERS
A representative of Forvis Mazars, LLP is invited to attend the Trust’s annual meeting via Zoom and, if called upon, will to be available to respond to appropriate questions from unit owners. The representative from Forvis Mazars, LLP will also have the opportunity to make a statement at the meeting.
Fees Billed by Independent Auditors
Audit Fees
For the fiscal years ended October 31, 2025 and 2024, Forvis Mazars, LLP performed services in connection with the reviews of the first three fiscal quarters and the year-end audits. Forvis Mazars, LLP is no longer required to attest to the sufficiency of the Trust’s internal controls. The Trust paid $81,209 and $75,109 in fiscal 2025 and fiscal 2024, respectively, for such services.
Audit-Related Fees
No fees for audit-related services were paid in either fiscal 2025 or fiscal 2024.
Tax Fees
No fees for tax research services were paid in either fiscal 2025 or fiscal 2024.
All Other Fees
At the Trust’s direction and as part of its monitoring process, the German accounting firm, P+B GmbH & Co. KG, examined the basis for royalty payments and allowable cost deductions for Mobil Erdgas Erdol GmbH and BEB Erdgas und Erdol GmbH in Germany on a biennial basis. The Trust paid $7,812 and $19,290 for these services in fiscal 2025 and fiscal 2024, respectively.
Pre-Approval Policies
It is the policy of the Audit Committee that all audit and non-audit services provided to the Trust must be pre-approved by the Audit Committee. All of the audit and non-audit services described above were pre-approved by the Audit Committee.

GOVERNANCE AND NOMINATIONS
Trustee Independence
The Trustees have determined that all the current Trustees (and all Trustees that served during fiscal 2025) are considered independent according to the rules of the NYSE.
Leadership Structure
The positions of Managing Trustee and Managing Director have been held by separate individuals since 1990. The Managing Trustee and the Managing Director fulfill the roles normally reserved for their corporate equivalents, the Chairperson of the Board of Directors and the Chief Executive Officer, respectively. Since 2008, the Managing Director, rather than the Managing Trustee, has fulfilled the role normally reserved for the Chief Executive Officer in recognition of the differences between the two roles and the Managing Trustee serves in a non-executive capacity.
Risk Oversight
The Trustees have the ultimate oversight responsibility for risk management activities as implemented by the Managing Director. The Audit Committee assists the Trustees with respect to oversight of financial risk, including internal controls. The Managing Director has day-to-day responsibility with respect to compliance with and execution of the Trust’s risk management policies and procedures, including internal controls. The Trustees review with the Managing Director the categories of risk the Trust faces and reviews the implementation of the risk management policies and procedures to assess whether they are being followed and are effective.
Committees
The Trustees have designated a standing Audit Committee and a standing Compensation Committee. Ahron H. Haspel serves as the Chairperson of both committees. Nancy J. Floyd Prue and Lawrence A. Kobrin serve as members of both committees (with Mr. Kobrin set to withdraw from them as he steps down as a Trustee immediately after the 2025 Annual Meeting of Unit Owners) . Richard P. Howard is a member of the Audit Committee and Andrew S. Borodach is a member of the Compensation Committee. The Audit Committee has a charter, but the Compensation Committee does not.
The functions of the Audit Committee include reviewing the internal financial management and control procedures of the Trust, appointing and removing independent auditors for the Trust, and consulting with the auditors. See “Audit Committee.” The functions of the Compensation Committee include recommending to the Trustees for approval the compensation of the Managing Director, the compensation of Trustees not covered by the Trust Agreement (i.e. additional compensation to Trustees for serving in roles such as the Managing Trustee, a committee chair or the clerk of the Trustees) and any separate compensation for additional services as the committee deems necessary. See “Executive Compensation.”
The Trustees have not created and do not intend to create a Governance Committee or a Nominating Committee. It is the opinion of the Trustees that no such committees are necessary since the Trust Agreement and orders of the Delaware Court of Chancery provide the framework for governance of the Trust. A copy of the Trust Agreement, as amended, is on file with the SEC and is available at the Trust’s website, http://neort.com/governance.html.
Meetings and Attendance
During fiscal 2025 some of the meetings were conducted virtually and some were held in person. The Trustees met seven times. The Trustees, presided over by the Managing Trustee, met in executive session without the Managing Director and had additional communications as needed during fiscal 2025. During fiscal 2025, the Audit Committee and the Compensation Committee each met formally once, and each had additional meetings and communications. All currently serving Trustees attended 100% of all meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) during their tenure in fiscal 2025. It is the expectation of the Trustees that all Trustees attend each Annual Meeting of Unit Owners in person or virtually. All of the then serving Trustees attended last year’s annual meeting of unit owners.
Code of Conduct and other Documents
The Trustees have created a Code of Conduct and Business Ethics. All the Trustees and the Managing Director have signed the Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics, the Trustees’ Regulations and

the Trust’s Audit Committee Charter are available on the Trust’s website, http://neort.com/governance.html. A copy of any of these documents will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, P.O. Box 187, Keene, NH 03431.
Insider Trading Policy; Anti-Hedging Policy
The Trustees maintain an insider trading policy and related procedures governing the purchase, sale, and/or other dispositions of the Trust units by the Trustees and employees, or the Trust itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Trust (the “Policy on Insider Trading”). The Policy on Insider Trading also, among other things, prohibits any covered person, including Trustees and employees of the Trust, as well as such person’s spouse and minor children, other persons living in their household, and entities over which such person exercises control, from engaging in short-term trading (if director or officer), short sales, trading on margin or pledging, hedging, or options trading, including buying and selling puts or calls or other derivative securities, with respect to the Trust’s securities, unless prior approval is obtained from the Compliance Officer. At the present time, the Managing Director is designated as the Compliance Officer (except for his own trades for which the Chairperson of the Audit Committee is so designated).
It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Policy on Insider Trading is attached as Exhibit 19.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2025.
Nominations
The Trustees have not created and do not intend to create a separate Nominating Committee. The ongoing supervision of the Trust requires continuity of experience and familiarity with its structure. The Trust is precluded from business activities and would not benefit from the rotation of its member Trustees. Rotation of the Trustees would, in the opinion of the Trustees, increase costs and be counter to the best interests of the unit owners. Accordingly, absent the retirement, resignation, incapacity or death of any Trustee, the Trustees have customarily been re-nominated every year.
When a vacancy occurs in the Trustees, all the remaining Trustees (all of whom are independent according to the rules of the NYSE) serve the function of a nominating committee and do so pursuant to the provisions of the Trust Agreement and the orders of the Delaware Court of Chancery.
Any unit owner may at any time communicate in writing with either the Managing Trustee, or the senior Trustee then serving, to make a nomination and such nominee will be considered by the Trustees without differentiation as to the source of the suggestion and not differently from nominees proposed by the Trustees. In the event of a vacancy among the Trustees, nominees would be sought who had the background, experience and competence in those areas where the former Trustee was proficient. They would include business experience in the extractive industries, experience with royalty trust management and general business and accounting experience. In addition, although the Trust does not have a formal diversity policy, in the event of a vacancy, Trustees would be sought with a broad mix of professional and personal backgrounds to best meet the needs of the Trust and the unit owners.
Compensation Committee Interlocks and Insider Participation
None.

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF
THE TRUST’S MANAGING DIRECTOR
Proposal Two seeks an advisory vote on the compensation of the Trust’s Managing Director, its only executive officer, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. Unit owners are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Trust’s executive compensation policies and procedures, and the remainder of the Executive Compensation section of this proxy statement, which contains tabular information and narrative discussion about the compensation of the Managing Director.
As an advisory vote, this proposal is not binding upon the Trust. However, the Compensation Committee, which is responsible for determining and setting the Trust’s executive compensation, values the opinions expressed by unit owners in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Managing Director.
The Trustees ask you to consider and that you vote FOR the following resolution: “Resolved, that the unit owners approve, on an advisory basis, the compensation of the Trust’s Managing Director, as disclosed in the Trust’s Proxy Statement for the 2025 Annual Meeting of Unit Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation sections of such proxy statement.”
The next advisory vote on the compensation of the Trust’s Managing Director will occur at the 2026 Annual Meeting of Unit Owners.

OTHER MATTERS
The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the annual meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.
Communications
Any interested party (including any unit owner) may communicate with an individual Trustee, or the Trustees as a group, or with the Audit Committee Chairperson in writing. All such communications will be treated in confidence and an appropriate response or action will be taken. Communications to an individual Trustee or the Trustees as a group may be sent to the office of the Trust at P.O. Box 187, Keene, NH 03431 and will be forwarded to them. Communications to the Audit Committee Chairperson may also be sent by mail to the office of the Trust, marked “confidential.” The Managing Trustee, Managing Director and Audit Committee Chairperson can also be reached directly through the Trust’s website, www.neort.com, via the Contact Form located in the Contact Section of the website.
Form 10-K
The Trust has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended October 31, 2025. A copy of this report will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 187, Keene, NH 03431. A copy of the report is also accessible through the Trust’s website, www.neort.com.
Unit Owner Proposals for the 2026 Annual Meeting
Any proposals of the unit owners intended to be presented at the 2026 Annual Meeting must be received by the Trust by September 11, 2026, for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8. In addition, any proposals of the unit owners intended to be presented at the 2026 Annual Meeting for consideration at the 2026 Annual Meeting but not submitted pursuant to Rule 14a-8 for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting must be received by the Trust by November 24, 2026. In order for unit owners to give timely notice of nominations for inclusion on a universal proxy card in connection with the 2026 Annual Meeting, notice must be submitted by November 7, 2026 and must include the information in the notice required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act. Such proposals should be sent to John R. Van Kirk, Managing Director, P.O. Box 187, Keene, NH 03431. If the date of the 2026 Annual Meeting is changed by more than 30 days, unit owners will be advised of such change and of the new dates for submission of proposals.

BY ORDER OF THE TRUSTEES:

NANCY J. FLOYD PRUE Managing Trustee

January 7, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82363-P41324

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTH EUROPEAN OIL ROYALTY TRUST

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nancy J. Floyd Prue
02) Andrew S. Borodach
03) Ahron H. Haspel
04) Richard P. Howard

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
2. An advisory vote on compensation of the Trust's Managing Director.	☐	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Tax Letter are available at www.proxyvote.com.

V82364-P41324

This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints Andrew S. Borodach, Ahron H. Haspel, and Richard P. Howard, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 17, 2026 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 7, 2026.

This proxy, when properly executed, will be voted in the manner directed herein.

(Continued and to be signed on the reverse side.)